Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant adopted November 16, 2005, filed via EDGAR with Post-Effective Amendment No. 101 (File No. 002-14069) on September 22, 2006, and incorporated herein by reference.

Exhibit 77Q1(a)(2) - Amendment No. 1 dated August 23, 2006 to the Amended and Restated By-Laws of Registrant filed via EDGAR with Post-Effective Amendment No. 101 (File No. 002-14069) on September 22, 2006, and incorporated herein by reference.

Exhibit 77Q1(e)(1) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Harris Investment Management, Inc. dated June 28, 2006, covering Capital Growth Fund and Mid-Cap Growth Fund, filed via EDGAR with Post-Effective Amendment No. 101 (File No. 002-14069) on September 22, 2006, and incorporated herein by reference.